Exhibit 99.1
For Immediate Release	Contacts:
October 22, 2012	Debbie Hancock
(Investor Relations)
401-727-5401
Wayne Charness
(News Media)
401-727-5983

Hasbro Reports Financial Results for the Third Quarter 2012

Company is Delivering on Stated Objectives for 2012

•

Net earnings for the third quarter 2012 were $164.9 million, or $1.24 per diluted share, compared to $171.0 million, or $1.27 per diluted share in 2011;  Net earnings excluding the impact of foreign exchange translation were $169.8 million, or $1.28 per diluted share;

•

Net revenues for the third quarter 2012 grew 1% to $1.39 billion excluding a negative $47.4 million impact of foreign exchange; Net revenues for the third quarter 2012 as reported were $1.35 billion compared to $1.38 billion in 2011;

•

Operating profit of 18.6% of revenues increased from 18.0% in 2011 led by gains in the U.S. and Canada Segment operating profit margin.

Pawtucket, RI (October 22, 2012) -- Hasbro, Inc. (NASDAQ: HAS) today reported financial results for the third quarter 2012.  Net earnings for the third quarter 2012 were $164.9 million, or $1.24 per diluted share, versus $171.0 million, or $1.27 per diluted share, in 2011. Excluding the impact of foreign exchange translation, net earnings were $169.8 million, or $1.28 per diluted share. Net revenues for the third quarter 2012 were $1.35 billion compared to $1.38 billion in 2011. Excluding a negative $47.4 million impact of foreign exchange, net revenues increased 1% to $1.39 billion.

“We are delivering on the objectives we set for the year,” said Brian Goldner, President and Chief Executive Officer.  “The U.S. and Canada segment operating profits are improving to historical levels and the Games category is stabilizing with innovative new offerings and partnerships.  Additionally, we are driving innovation across Hasbro and partner brands this holiday season including toys, games, digital play, licensed goods and immersive entertainment experiences for consumers around the world.”

“We are entering the holiday season with exciting, innovative products, including some of the hottest toys in the market and a tremendously successful MARVEL line,” said Deborah Thomas, Chief Financial Officer.  “In the all important fourth quarter, we plan to drive these and other initiatives with a significant increase in marketing support in an environment of significantly lower U.S. retail inventory.  As a result, for the full year 2012, we continue to believe, absent the impact of foreign exchange, we will again grow revenues and earnings per share.”

Major Segment Performance

	Net Revenues ($ Millions)			Operating Profit ($ Millions)
	Q3 2012	Q3 2011	% Change	Q3 2012	Q3 2011	% Change
U.S. and Canada	$774.5	$764.6	+1%	$154.2	$128.8	+20%
International	$524.1	$563.3	-7%	$85.5	$100.7	-15%
Entertainment and Licensing	$43.1	$46.3	-7%	$10.7	$15.3	-30%

U.S. and Canada segment net revenues were $774.5 million, an increase of 1%, compared to $764.6 million in 2011.  The segment’s results reflect growth in the Girls and Games categories, partially offset by declines in the Boys and Preschool categories.  The U.S. and Canada segment reported 20% operating profit growth to $154.2 million compared to $128.8 million in 2011.

Net revenues in the International segment grew 1% absent the negative $47.1 million impact of foreign exchange.  Including the impact of foreign exchange, International segment net revenues were $524.1 million, down 7%, compared to $563.3 million in 2011.  Revenue in the International segment reflects 9% growth in Latin America offset by a decline in Europe and Asia Pacific. Additionally, revenues in the Games and Preschool categories were flat while the Boys and Girls categories declined.  The International segment reported an operating profit of $85.5 million compared to $100.7 million in 2011.

Entertainment and Licensing segment net revenues were $43.1 million compared to $46.3 million in 2011.  The segment continued to benefit from the sale of television programming in all formats in the U.S. and internationally offset by lower movie-related revenues. The Entertainment and Licensing segment reported an operating profit of $10.7 million compared to $15.3 million in 2011.

Product Category Performance

	Net Revenues ($ Millions)
	Q3 2012	Q3 2011	% Change
Boys	$471.1	$534.6	-12%
Games	$365.7	$364.7	--
Girls	$302.3	$259.1	+17%
Preschool	$206.0	$217.4	-5%

In the Boys category, net revenues decreased 12% to $471.1 million.  MARVEL products continued to post strong year-over-year gains globally, which were more than offset by expected declines in TRANSFORMERS and BEYBLADE products.

Net revenues in the Games category were flat in the quarter at $365.7 million.   TWISTER, MAGIC: THE GATHERING, BATTLESHIP and Boys Action Gaming products, including TRANSFORMERS BOT SHOTS, continued to perform well.  New gaming initiatives, including ZYNGA and ANGRY BIRDS STAR WARS games began shipping in the quarter ahead of their fourth quarter launch dates.

For the third quarter 2012, the Girls category net revenues increased 17% to $302.3 million. Several new initiatives, including FURBY and ONE DIRECTION product launched during the quarter while MY LITTLE PONY product, backed by global television, continued to deliver strong year-over-year growth as did EASY-BAKE.  Additionally, several new holiday products including, BABY ALIVE BABY WANNA WALK and FURREAL FRIENDS BABY BUTTERSCOTCH and BOUNCY MY HAPPY TO SEE ME PUP generated strong initial revenues.

Net revenues in the Preschool category declined 5% to $206.0 million.  The category benefited from continued growth in the PLAYSKOOL HEROES line and PLAY-DOH, as well as new brand initiatives KOOSH and PLAYSKOOL ROCKTIVITY.  SESAME STREET products declined versus last year’s launch of the line.

Share Repurchase and Dividend

The Company repurchased a total of 142,336 shares of common stock during the third quarter 2012 at a total cost of $5.2 million and an average price of $36.18 per share.  At quarter-end, $212.2 million remained available in the current share repurchase authorization.  The Company paid $46.9 million in cash dividends to shareholders during the quarter.

Hasbro will webcast its third quarter 2012 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com.   The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.  Additionally, presentation slides associated with today’s conference call are available on Hasbro’s website at http://investor.hasbro.com.

About Hasbro

Hasbro, Inc. (NASDAQ: HAS) is a branded play company providing children and families around the world with a wide-range of immersive entertainment offerings based on the Company's world class brand portfolio. From toys and games, to television programming, motion pictures, digital gaming and a comprehensive licensing program, Hasbro strives to delight its global customers with innovative, well-known and beloved brands such as TRANSFORMERS, LITTLEST PET SHOP, NERF, PLAYSKOOL, MY LITTLE PONY, G.I. JOE, MAGIC: THE GATHERING and MONOPOLY. The Company’s Hasbro Studios develops and produces television programming for markets around the world. The Hub TV Network is part of a multi-platform joint venture between Hasbro and Discovery Communications (NASDAQ: DISCA, DISCB, DISCK), in the U.S. Through the Company's deep commitment to corporate social responsibility, including philanthropy, Hasbro is helping to build a safe and sustainable world for future generations and to positively impact the lives of millions of children and families every year. It has been recognized for its efforts by being named one of the “World’s Most Ethical Companies” and is ranked as one of Corporate Responsibility Magazine’s “100 Best Corporate Citizens.” Learn more at www.hasbro.com.

© 2012 Hasbro, Inc. All Rights Reserved.

Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s potential performance in 2012 and beyond, including with respect to its revenues and earnings per share, and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) global economic conditions, including recessions, credit crises or other economic shocks or downturns affecting the United States, Europe or any of the Company’s other markets which can negatively impact the retail and/or credit markets, the financial health of the Company’s retail customers and consumers, and consumer and business confidence, and which can result in lower employment levels, less consumer disposable income, and lower consumer spending, including lower spending on purchases of the Company’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of disease which affect public health and the movement of people and goods, and other factors, including government regulations, which can create potential manufacturing and transportation delays or impact costs; (v) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (vi) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers or changes by the Company’s customers in their purchasing or selling patterns; (vii) greater than expected costs, or unexpected delays or difficulties, associated with THE HUB TV Network, the Company’s joint venture television network with Discovery Communications, LLC, Hasbro Studios, or the creation of new content to appear on THE HUB TV Network and elsewhere; (viii) consumer interest in and acceptance of THE HUB TV Network, and programming created by Hasbro Studios, and other factors impacting the financial performance of the network and Hasbro Studios; (ix) greater than expected costs or unexpected delays or difficulties associated with the creation of Hasbro’s Gaming Center of Excellence and the execution of the Company’s strategy for driving innovation and immersive play experiences in its gaming business; (x) unexpected delays or difficulties in the Company’s execution of its plans to drive growth and increased profitability in its U.S. and Canada business; (xi) the inventory policies of the Company’s retail customers, including retailers’ potential decisions to lower the inventories they are willing to carry, even if it results in lost sales, as well as the concentration of the Company's revenues in the second half and fourth quarter of the year, which coupled  with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (xii) delays, increased costs or difficulties associated with any of our planned entertainment initiatives; (xiii) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xiv) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xv) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xvi) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xvii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xviii) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xix) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xx) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission (“SEC”) filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This press release includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA.  EBITDA represents net earnings excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This press release also includes the Company’s Consolidated and International segment net revenues, net earnings and earnings per share excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues, net earnings and earnings per share excluding the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	Sept. 30, 2012	Sept. 25, 2011
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 696,733	$ 186,962
Accounts Receivable, Net	1,195,517	1,260,521
Inventories	463,433	518,866
Other Current Assets	263,297	243,956
	----------------	----------------
Total Current Assets	2,618,980	2,210,305
Property, Plant and Equipment, Net	217,636	220,412
Other Assets	1,609,671	1,654,009
	----------------	----------------
Total Assets	$ 4,446,287	$ 4,084,726
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 264,745	$ 13,168
Payables and Accrued Liabilities	861,874	929,275
	----------------	----------------
Total Current Liabilities	1,126,619	942,443
Long-term Debt	1,398,906	1,405,071
Other Liabilities	393,873	355,970
	----------------	----------------
Total Liabilities	2,919,398	2,703,484
Total Shareholders' Equity	1,526,889	1,381,242
	----------------	----------------
Total Liabilities and Shareholders' Equity	$ 4,446,287	$ 4,084,726
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
	Quarter Ended				Nine Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	Sept. 30, 2012	% Net Revenues	Sept. 25, 2011	% Net Revenues	Sept. 30, 2012	% Net Revenues	Sept. 25, 2011	% Net Revenues
	-----------	-------------	-----------	------------	-----------	------------	-----------	------------
Net Revenues	$ 1,345,137	100.0%	$ 1,375,811	100.0%	$ 2,805,454	100.0%	$ 2,956,251	100.0%
Costs and Expenses:
Cost of Sales	586,516	43.6%	599,524	43.6%	1,155,536	41.2%	1,244,780	42.1%
Royalties	89,224	6.6%	109,257	7.9%	212,551	7.6%	234,680	7.9%
Product Development	48,472	3.6%	49,504	3.6%	143,511	5.1%	150,287	5.1%
Advertising	134,997	10.0%	130,396	9.5%	279,339	10.0%	278,703	9.4%
Amortization of Intangibles	12,636	0.9%	11,084	0.8%	34,792	1.2%	32,378	1.1%
Program Production Cost
Amortization	12,794	1.0%	7,844	0.6%	25,950	0.9%	18,082	0.6%
Selling, Distribution
and Administration	210,876	15.7%	220,130	16.0%	602,145	21.5%	619,939	21.0%
	--------------	--------------	---------------	--------------	--------------	--------------	--------------	--------------
Operating Profit	249,622	18.6%	248,072	18.0%	351,630	12.5%	377,402	12.8%
Interest Expense	23,043	1.7%	22,479	1.6%	68,568	2.4%	66,702	2.3%
Other (Income) Expense, Net	1,630	0.1%	4,136	0.3%	3,320	0.1%	13,451	0.5%
	--------------	--------------	---------------	--------------	--------------	--------------	--------------	--------------
Earnings before Income Taxes	224,949	16.8%	221,457	16.1%	279,742	10.0%	297,249	10.0%
Income Taxes	60,097	4.5%	50,467	3.7%	74,042	2.7%	51,012	1.7%
	--------------	--------------	---------------	--------------	--------------	--------------	--------------	--------------
Net Earnings	$ 164,852	12.3%	$ 170,990	12.4%	$ 205,700	7.3%	$ 246,237	8.3%
	========	========	========	========	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 1.26		$ 1.29		$ 1.58		$ 1.82
	========		========		========		========
Diluted	$ 1.24		$ 1.27		$ 1.56		$ 1.78
	========		========		========		========

Cash Dividends Declared	$ 0.36		$ 0.30		$ 1.08		$ 0.90
	========		========		========		========

Weighted Average Number of Shares
Basic	130,619		132,448		130,146		135,388
	========		========		========		========
Diluted	132,483		134,924		132,039		138,373
	========		========		========		========

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	------------------------------
(Thousands of Dollars)	Sept. 30, 2012	Sept. 25, 2011
	-----------------	--------------------
Cash Flows from Operating Activities:
Net Earnings	$ 205,700	$ 246,237
Non-cash Adjustments	152,201	136,345
Changes in Operating Assets and Liabilities	(214,285)	(381,536)
	--------------	--------------
Net Cash Provided by Operating Activities	143,616	1,046
	--------------	--------------
Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(74,896)	(71,675)
Other	2,558	(6,683)
	-------------	-------------
Net Cash Utilized by Investing Activities	(72,338)	(78,358)
	-------------	-------------
Cash Flows from Financing Activities:
Net Proceeds (Repayments) from Short-term Borrowings	83,380	(13)
Purchases of Common Stock	(15,079)	(384,800)
Stock-based Compensation Transactions	49,182	34,690
Dividends Paid	(132,231)	(115,330)
	-------------	-------------
Net Cash Utilized by Financing Activities	(14,748)	(465,453)
	-------------	-------------

Effect of Exchange Rate Changes on Cash	(1,485)	1,931

Cash and Cash Equivalents at Beginning of Year	641,688	727,796
	-------------	-------------
Cash and Cash Equivalents at End of Period	$ 696,733	$ 186,962
	========	========

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(Thousands of Dollars)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2012	Sept. 25, 2011	% Change	Sept. 30, 2012	Sept. 25, 2011	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$ 774,539	$ 764,562	1%	$ 1,510,112	$ 1,660,664	-9%
Operating Profit	154,239	128,789	20%	229,578	227,526	1%
Operating Margin	19.9%	16.8%		15.2%	13.7%

International Segment:
External Net Revenues	524,144	563,310	-7%	1,174,366	1,192,113	-1%
Operating Profit	85,498	100,739	-15%	110,265	132,756	-17%
Operating Margin	16.3%	17.9%		9.4%	11.1%

Entertainment and Licensing Segment:
External Net Revenues	43,066	46,316	-7%	115,618	98,144	18%
Operating Profit	10,722	15,251	-30%	26,652	21,294	25%
Operating Margin	24.9%	32.9%		23.1%	21.7%

International Segment Net Revenues by Major Geographic Region
Europe	$ 345,281	$ 383,734	-10%	$ 751,547	$ 790,286	-5%
Latin America	115,342	105,696	9%	237,090	209,620	13%
Asia Pacific	63,521	73,880	-14%	185,729	192,207	-3%
	------------	------------		------------	------------
Total	$ 524,144	$ 563,310		$ 1,174,366	$ 1,192,113
	=======	=======		=======	=======

Net Revenues by Product Class
Boys	$ 471,125	$ 534,595	-12%	$ 1,162,958	$ 1,285,273	-10%
Games	365,714	364,740	0%	763,460	796,393	-4%
Girls	302,304	259,113	17%	499,731	491,412	2%
Preschool	205,994	217,363	-5%	379,305	383,173	-1%
	------------	------------		------------	------------
Total Net Revenues	$1,345,137	$1,375,811		$ 2,805,454	$ 2,956,251
	=======	=======		========	========

Reconciliation of EBITDA
Net Earnings	$ 164,852	$ 170,990	$ 205,700	$ 246,237
Interest Expense	23,043	22,479	68,568	66,702
Income Taxes	60,097	50,467	74,042	51,012
Depreciation	31,374	36,390	75,113	85,039
Amortization of Intangibles	12,636	11,084	34,792	32,378
	------------	------------	------------	------------
EBITDA	$ 292,002	$291,410	$ 458,215	$ 481,368
	=======	=======	=======	=======